United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2005

Nature’s Sunshine Products, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-8707	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75 East 1700 South

Provo, Utah  84606

(Address of principal executive offices) (Zip Code)

(801) 342-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 8.01  Other Events.

On October 25, 2005, Nature’s Sunshine Products, Inc. (the “Company”) issued a press release regarding its financial results for the three and nine months ended September 30, 2005 and conducted a conference call to discuss such financial results. The Company is currently reviewing selected financial information with respect to certain of its foreign operations and, therefore, the Company’s auditors have not completed their review of the Company’s financial statements for the three and nine month periods ended September 30, 2005. In light of the foregoing, the Company will not be able to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 in the extended time period provided under Rule 12b-25 of the Securities Exchange Act of 1934. The Company believes that the financial information reported on with respect to the three and nine months ended September 30, 2005 is accurate and will file its Quarterly Report on Form 10-Q for the third quarter as soon as it has concluded the reviews of selected financial information with respect to certain of its foreign operations and the auditors have completed their review of the Company’s financial statements for the three and nine month periods ended September 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 10, 2005	By:

NATURE’S SUNSHINE PRODUCTS, INC.

/s/ Craig D. Huff
	Name:	Craig D. Huff
	Title:	Executive Vice President, Chief Financial Officer & Treasurer